UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2010 ( June 1, 2010)

LINCOLN FLOORPLANNING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34230	22-3969766
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

1326 South Ridgewood Avenue, Suite 8B, Daytona Beach, FL 32114
(Address of principal executive offices)

(386) 258-1678
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 1, 2010, Lincoln Floorplanning Co., Inc. (the "Company") successfully closed a share exchange transaction with the shareholder of China Niceview Power Technology Limited (“China Niceview”), a British Virgin Islands corporation. In the share exchange transaction, China Niceview's shareholder was issued 36,800,000 shares of the Company's Common Stock, representing approximately 92% of the total issued and outstanding capital stock of the Company, in exchange for 100% of the issued and outstanding shares of China Niceview. The Company intends to file a current report on 8-K disclosing the material terms of the transaction on or before June 7 (the fourth business day following the closing of the share exchange).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln Floorplanning Co., Inc.

By: /s/ Honghai Zhang
Honghai Zhang
Chief Executive Officer

Dated: June 2, 2010